As filed with the Securities and Exchange Commission on January 20, 2015

Registration No. 333-198513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0145732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

950 Winter Street

Waltham, Massachusetts 02451

(617) 551-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Ward

President and Chief Executive Officer

Radius Health, Inc.

950 Winter Street

Waltham, Massachusetts 02451

(617) 551-4700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos
B. Shayne Kennedy

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

(617) 948-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-198513) filed on September 2, 2014, pertaining to Common Stock, Preferred Stock, Warrants and Units of Radius Health, Inc.

The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on the 20th day on January, 2015.

Radius Health, Inc.

By:	/s/ B. NICHOLAS HARVEY
B. Nicholas Harvey Chief Financial Officer

Date:  January 20, 2015